                                                                   Exhibit 99.12


Name
Address
Postal code and city



Book-entry account number 02 2000 XXXXXXX X

MANDATORY REDEMPTION OFFER FOR WARRANTS IN SONERA CORPORATION

Telia AB (Telia) has completed its offer to exchange all shares in Sonera Corporation (Sonera) for shares in Telia. Following the completion of the exchange offer, Telia owns approximately 95% of the share capital and votes of Sonera. In connection with the completion of the exchange offer, Telia AB changed its name to TeliaSonera AB (TeliaSonera).

Since TeliaSonera's shareholding and votes now exceed two-thirds of the total shares and votes in Sonera, pursuant to Chapter 6, Section 6 of the Finnish Securities Markets Act TeliaSonera is making a mandatory redemption offer to purchase all remaining securities issued by Sonera that were not tendered and accepted in the exchange offer (Mandatory Redemption Offer). For consideration TeliaSonera offers new Telia Sonera warrants or alternatively, cash consideration.

The Mandatory Redemption Offer period commences on 3 January 2003 at 9.00 and expires on 7 February 2003 at 16.00, unless the offer period is extended. We will not send a separate notification if the offer period is extended.

Please read the Mandatory Redemption Offer document, which is being mailed to all Sonera warrantholders. The document is also available at Nordea's asset management branches, at the HEX Gate information point of the Helsinki Exchanges at Fabianinkatu 14, Helsinki, and on the Internet at www.telia.com/investorrelations and www.sonera.fi/osakevaihto.

IF YOU ACCEPT THE MANDATORY REDEMPTION OFFER, YOU HAVE TWO ALTERNATIVES:

     o    EXCHANGE OF WARRANTS

     If you accept the exchange of warrants in the Mandatory Redemption Offer, all Sonera warrants in your book-entry account will first be exchanged for Sonera exchanged warrants at the exchange ratio 1:1. The exchanged warrants are not transferable and they will not be traded on the Helsinki Exchanges. Sonera exchange warrants in book entry-accounts will be exchanged for TeliaSonera warrants. You will receive one TeliaSonera warrant for each Sonera exchanged warrant. After the Mandatory Redemption Offer is completed, the TeliaSonera warrants will be booked in your book-entry account approximately on 24 February 2003. You can cancel your acceptance of the Mandatory Redemption Offer for the exchange of warrants by presenting a written notification at Nordea's asset management branches by the end of the Mandatory Redemption Offer period.

     o    CASH CONSIDERATION

     If you accept the cash consideration of the Mandatory Redemption Offer, all Sonera warrants in your book-entry account will be sold to TeliaSonera at a price mentioned on acceptance form. Trading of the offered warrants takes place approximately on the fifth (5) banking day after reception of the acceptance form. The offer price for warrants will be paid to the cash account of your book-entry account approximately on the third (3) banking day following the trading day. The acceptance of the cash consideration is irrevocable.



Nordea Bank Finland PLC
Custody Services
Issuer Services
Aleksis Kiven katu 3-5, Helsinki
FIN-00020 NORDEA, Finland
www.nordea.fi


Aleksanterinkatu 36, FIN-00020 NORDEA, Finland, domicile Helsinki, Business Identity Code 1680235-8

                                                                 Acceptance form

Name
Address
Postal code and city

                                                                  X.12.2002 Date


The Mandatory Redemption Offer can only be accepted separately for each book-entry account and each book-entry class in its entirety. TeliaSonera shall be responsible for any capital transfer tax payable on the redemption.

IF YOU ACCEPT THE MANDATORY REDEMPTION OFFER, PLEASE FILL IN AND SIGN THE APPENDED ACCEPTANCE FORM AND RETURN IT IN THE ACCOMPANYING ENVELOPE (POSTAGE PAID IN FINLAND) ON 3 FEBRUARY 2003 AT THE LATEST, or if the offer period is extended, four (4) banking days prior to the expiration of the extended offer period. You can also accept the Mandatory Redemption Offer at Nordea's asset management branches and in respect of the exchange of warrants by calling Nordea Customer Service (personal customers, Solo codes required), tel. 0200 3000 (local network charge, Mon-Fri from 8.00 to 21.00 until the end of the offer period. The Mandatory Redemption Offer cannot be accepted with Solo codes on the Internet or for the cash consideration by calling Customer Service.

Nordea does not charge any fees or commission on the acceptance of the Mandatory Redemption Offer. For cancellation of an accepted redemption order, a fee of EUR
6.73 (incl. VAT 22%) is charged.

For the time being Nordea shall charge the annual custody fee for Finnish securities, EUR 6.73 per warrant type, for the safe custody of the Sonera exchanged warrants and the new TeliaSonera warrants. For trading on the Helsinki Exchanges, we will charge the trading fee for Finnish securities.

IF YOU DO NOT ACCEPT THE MANDATORY REDEMPTION OFFER

If we do not receive your acceptance form for the Mandatory Redemption Offer, no action will be taken. TeliaSonera has initiated a compulsory acquisition proceeding in accordance with the Finnish Companies Act. Therefore, TeliaSonera has the right to require the Sonera shareholders to surrender their remaining Sonera shares for redemption, and the minority shareholders have the right to require TeliaSonera to redeem their Sonera shares. We will not send a separate notification on the progress of the compulsory acquisition proceeding under the Finnish Companies Act. The compulsory acquisition proceeding does not cover Sonera warrants. Any Sonera warrants not tendered in connection with the Mandatory Redemption Offer will remain outstanding and exercisable subject to the terms and conditions of such warrants.

FOR FURTHER INFORMATION on the Mandatory Redemption Offer, call our Customer Service, tel. 0200 3000 (local network charge), Mon-Fri from 8.00 to 21.00.



Yours faithfully,

Nordea Bank Finland Plc
Custody Services



APPENDICES      Acceptance form
                Return envelope



Aleksanterinkatu 36, FIN-00020 NORDEA, Finland, domicile Helsinki, Business Identity Code 1680235-8

                                                                 Acceptance form

Name
Address
Postal code and city

                                                                  X.12.2002 Date

Book-entry account number 02 2000 XXXXXXXX

On 2 January 2003, you had xx Sonera 1999A warrants in your book-entry account.

The Mandatory Redemption Offer in respect of the exchange of warrants will not be made to Sonera warrant holders with registered addresses in, or who are residents of, Australia, the Hong Kong Special Administrative Region of the People's Republic of China, Italy, Japan, New Zealand or South Africa. It is not possible to accept the Mandatory Redemption Offer from Australia, The Hong Kong Special Administrative Region of the People's Republic of China, Italy, Japan, New Zealand or South Africa. Besides Italy and South Africa, warrant holders with registered addresses in, or who are residents of these countries may, however, elect to receive cash in connection with the Mandatory Redemption Offer.

I am familiar with the Mandatory Redemption Offer document, including factors affecting investment decisions presented in the document, and with information on TeliaSonera warrants registered at the Finnish Central Securities Depository and the taxation of these shares. I accept the terms and conditions of the Mandatory Redemption Offer.

MY ORDER FOR THE MANDATORY REDEMPTION OFFER (SELECT ONLY ONE OF THE FOLLOWING ALTERNATIVES BY TICKING THE BOX):


[ ]  EXCHANGE OF WARRANTS

I accept the exchange of warrants in the Mandatory Redemption Offer. I authorise Nordea to exchange first ALL Sonera warrants in my above-mentioned book-entry account AT THE TIME OF SUCH EXCHANGE for Sonera exchanged warrants at the exchange ratio 1:1 and to later subscribe for TeliaSonera 2002/2005 warrants on my behalf at the exchange ratio 1:1, and to transfer the ownership of Sonera warrants to TeliaSonera in accordance with the terms and conditions of the Mandatory Redemption Offer. Your above-mentioned Sonera warrants entitle you to xxxx TeliaSonera 2002/2005 warrants, which will be entered into your book-entry account. I declare that I am not a resident of Australia, Hong Kong, Italy, Japan, New Zealand or South Africa, nor do I have a registered address in any of these countries or regions.

[ ]  CASH CONSIDERATION

I accept the cash consideration offered in the Mandatory Redemption Offer. I authorise Nordea to sell ALL Sonera warrants in my above-mentioned book-entry account AT THE TIME OF SUCH EXCHANGE to TeliaSonera at a price of EUR 0.96 per warrant in accordance with the terms and conditions of the Mandatory Redemption Offer. Your above-mentioned Sonera warrants entitle you to a cash consideration of EUR xxx, which will be credited to the cash account of your book-entry account. I declare that I am not a resident of Italy or South Africa, nor do I have a registered address in any of these countries or regions.

IF I HAVE SELECTED BOTH ALTERNATIVES, OR NEITHER ONE, NORDEA SHALL ASSUME THAT I HAVE ACCEPTED THE EXCHANGE OF WARRANTS IN THE MANDATORY REDEMPTION OFFER.


Place and date                                    Signature(s) 1)


----------------------------------------------    ------------------------------
Telephone number during banking hours


----------------------------------------------    ------------------------------
Appendices (for instance, extract from the        Name in block letters
trade register, power of attorney, etc.) 2)


----------------------------------------------    ------------------------------

1) If the warrant holder is under 18 years old, the signature(s) of the guardian(s).

2) When the Mandatory Redemption Offer is accepted by a corporation, an extract from the minutes of a meeting of the decision-making body of the corporation must be appended to the order form. Pledged warrants can only be offered with the pledgee's written consent.

If you accept the Mandatory Redemption Offer, please fill in and sign the appended acceptance form and return it in the accompanying envelope (postage paid in Finland) on 3 February 2003 at the latest, or if the offer period is extended, four (4) banking days prior to the expiration of the extended offer period. You can also accept the Mandatory Redemption Offer at Nordea's asset management branches and in respect of the exchange of warrants by calling Nordea Customer Service (only personal customers, Solo codes required), tel. 0200 3000 (local network charge, Mon-Fri from 8.00 to 21.00 until the end of the offer period. The Mandatory Redemption Offer cannot be accepted with Solo codes on the Internet or for the cash consideration by calling Customer Service.



Aleksanterinkatu 36, FIN-00020 NORDEA, Finland, domicile Helsinki, Business Identity Code 1680235-8

                                                                 Acceptance form

Name
Address
Postal code and city

                                                                  X.12.2002 Date





Aleksanterinkatu 36, FIN-00020 NORDEA, Finland, domicile Helsinki, Business Identity Code 1680235-8